UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

GENEREX BIOTECHNOLOGY CORPORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On July 15, 2021, Generex Biotechnology Corporation (the “Company”) closed on a funding transaction by entering into a Securities Purchase Agreement with an investor pursuant to which the Company agreed to sell and sold a secured convertible promissory note bearing interest at 8% per annum with a 12-month maturity date (the “Note”) in the aggregate principal amount of $1,085,000. The purchase price of the Note was $1,000,000 with $70,000 of principal amount represented original issue discount, along with the issuance of 705,173 shares of the Company’s common stock, as inducement shares. Pursuant to the Securities Purchase Agreement, the Company also sold to the Investor warrants to purchase up to an aggregate 904,167 shares of common stock.

Subject to certain ownership limitations, the Note will be convertible at the option of the holder six months from the issue date into shares of the Company’s common stock at an effective conversion price of the lower of (i) $0.60 and (ii) 75% of the lowest VWAP during the 30 consecutive trading days immediately preceding the delivery of the conversion. Subject to certain ownership limitations, the warrants will be exercisable after the six-month anniversary of the initial exercise date through the fifth anniversary of issuance at an exercise price of $0.60 per share of common stock.

The conversion price of the Note and the exercise of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. If the Company defaults on a timely repayment, then the conversion price will also be adjusted if the Company sells or grants any shares of common stock or securities convertible into, or rights to acquire, common stock at an effective price per share that is lower than the then conversion price, except in the event of certain exempt issuances.

The Company is required to file a registration statement with the SEC by July 26, 2021, and have the registration statement become effective within 90 days of closing.

The Company has the right to prepay the Note at a premium after issuance. If the Note is prepaid within 60 days, the Company will pay 105% of the principal amount; if the Note is prepaid after 60 days but prior to 90 days, the Company will pay 110% of the principal amount. If the Note is prepaid after 90, the Company will pay 120% of the principal amount.

The net cash proceeds to the Company from the sale of the Note, after deducting the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, is expected to be approximately $1,000,000.

The Note, warrants, and the shares of common stock underlying the warrants, were offered privately pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in Generex’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other documents filed with the SEC.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2021

GENEREX BIOTECHNOLOGY CORPORATION

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

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